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                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                          F O R M  8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 22, 1996
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               BANKERS TRUST NEW YORK CORPORATION
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(Exact name of registrant as specified in its charter)



                            NEW YORK
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      (State or other jurisdiction of incorporation)


        1-5920                           13-6180473
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(Commission file number)       (IRS employer identification no.)



     130 LIBERTY STREET, NEW YORK, NEW YORK          10006
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    (Address of principal executive offices)      (Zip code)

Registrant's telephone number, including area code (212) 250-2500
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Item 5.  Other Events
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     Bankers Trust New York Corporation (the "Corporation") filed today a Registration Statement on Form S-3 to register three million shares of its Common Stock. The Registration Statement covers the shares of Common Stock which will be issued in connection with the merger of Wolfensohn & Co., Inc. ("Wolfensohn") with and into BT Securities Corporation, a wholly-owned subsidiary of the Corporation. The terms of the merger agreement call for the Corporation to issue 2,881,476 shares of Common Stock and pay $7 million for the stock of Wolfensohn representing its net assets and business. The number of shares to be issued was based on a formula price of $70.45 per share as defined in the merger agreement.

     At its regularly scheduled meeting in July, the Board of Directors of the Corporation approved the repurchase of up to three million shares of the Corporation's Common Stock over the next year. This repurchase is in addition to repurchases previously announced in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


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                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BANKERS TRUST NEW YORK CORPORATION



                              By  /s/ Gordon S. Calder, Jr.
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                                    Gordon S. Calder, Jr.
                                    Assistant Secretary




July 22, 1996